Exhibit 99.1

Citrix Revises Outlook Due to Accelerated Share Repurchase Program

SANTA CLARA, Calif.--(BUSINESS WIRE)--May 6, 2014--Citrix Systems, Inc. (NASDAQ:CTXS) today announced revised profitability guidance for the second quarter of fiscal year 2014 and the full fiscal year 2014 following its previously announced offering of $1.4 billion principal amount of convertible senior notes due 2019, inclusive of the over-allotment option, and ongoing accelerated share repurchase.

“We were very pleased with the results of the convertible offering and the ongoing accelerated share repurchase,” said David Henshall, chief operating officer and chief financial officer for Citrix.

"Over the past few years, we have consistently re-purchased shares to drive shareholder value. With the current market financing environment, the timing was right to go even further with a significant accelerated share repurchase program, funded by this convertible note offering.”

Financial Outlook for Second Quarter 2014

For the second quarter of fiscal year 2014 ending June 30, 2014, GAAP diluted earnings per share is targeted to be in the range of $0.18 to $0.20. Non-GAAP diluted earnings per share is targeted to be in the range of $0.59 to $0.61, excluding $0.20 related to the effects of amortization of acquired intangible assets, $0.30 related to the effects of stock-based compensation expenses, $0.03 related to the effects of amortization of debt discount, $0.03 related to the effects of restructuring charges, and $(0.13) to $(0.17) for the tax effects related to these items.

Financial Outlook for Fiscal Year 2014

For the fiscal year ending December 31, 2014, GAAP diluted earnings per share is targeted to be in the range of $1.60 to $1.65. Non-GAAP diluted earnings per share is targeted to be in the range of $3.07 to $3.12, excluding $0.81 related to the effects of amortization of acquired intangible assets, $1.10 related to the effects of stock-based compensation expenses, $0.12 related to the effects of amortization of debt discount, $0.09 related to the effects of restructuring charges, and $(0.60) to $(0.70) for the tax effects related to these items.

The above statements are based on current targets. These statements are forward-looking, and actual results may differ materially.

On April 23, 2014, Citrix announced a proposed private offering of $1.4 billion principal amount of convertible senior notes due 2019, inclusive of the over-allotment option, and on April 25, 2014, announced the pricing of the offering. After deducting fees, expenses and the net cost of the associated convertible note hedge transactions, Citrix used the remainder of the net proceeds from the offering and a portion of its existing cash and investments to enter into transactions for the repurchase of $1.5 billion of its common stock as authorized under its share repurchase program.

About Citrix

Citrix (NASDAQ:CTXS) is a leader in mobile workspaces, providing virtualization, mobility management, networking and cloud services to enable new ways to work better. Citrix solutions power business mobility through secure, personal workspaces that provide people with instant access to apps, desktops, data and communications on any device, over any network and cloud. This year Citrix is celebrating 25 years of innovation, making IT simpler and people more productive. With annual revenue in 2013 of $2.9 billion, Citrix solutions are in use at more than 330,000 organizations and by over 100 million users globally. Learn more at www.citrix.com.

For Citrix Investors

This release contains forward-looking statements which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this release do not constitute guarantees of future performance. Investors are cautioned that statements in this press release, which are not strictly historical statements, including, without limitation, statements by Citrix's chief financial officer and chief operating officer, statements contained in the Financial Outlook for Second Quarter 2014 and Financial Outlook for Fiscal Year 2014 sections, and under the Non-GAAP Financial Measures Reconciliation section, and statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements, including, without limitation, the impact of the global economy and uncertainty in the IT spending environment; the success and growth of the company's product lines, including transitions in the markets for Citrix's desktop virtualization products and collaboration services; the company's ability to develop and commercialize new products and services, including its enterprise mobility and cloud platform products, while growing its established virtualization, networking and collaboration products and services; disruptions due to changes and transitions in key personnel and succession risks, including but not limited to risks related to the timing and outcome of our CEO search; the introduction of new products by competitors or the entry of new competitors into the markets for Citrix's products and services; changes in our revenue mix towards products and services with lower gross margins; changes in deferred growth and composition associated with product license revenue growth; seasonal fluctuations in the company's business; failure to execute Citrix's sales and marketing plans; failure to successfully partner with key distributors, resellers, system integrators, service providers and strategic partners and the company's reliance on and the success of those partners for the marketing and distribution of the company's products; the company's ability to maintain and expand its business in small sized and large enterprise accounts; the size, timing and recognition of revenue from significant orders; the success of investments in its product groups, foreign operations and vertical and geographic markets; the ability of Citrix to make suitable acquisitions on favorable terms in the future; risks associated with Citrix's acquisitions, including failure to further develop and successfully market the technology and products of acquired companies, failure to achieve or maintain anticipated revenues and operating performance contributions from acquisitions, which could dilute earnings, the retention of key employees from acquired companies, difficulties and delays integrating personnel, operations, technologies and products, disruption to our ongoing business and diversion of management's attention from our ongoing business; the recruitment and retention of qualified employees; risks in effectively controlling operating expenses, including failure to manage untargeted expenses; ability to effectively manage our capital structure and the impact of related changes on our operating results and financial condition; the effect of new accounting pronouncements on revenue and expense recognition; the risks associated with securing data and maintaining security of our networks and customer data stored by our services; failure to comply with federal, state and international regulations; litigation and disputes, including challenges to our intellectual property rights or allegations of infringement of the intellectual property rights of others; the inability to further innovate our technology or enter into new businesses due to the intellectual property rights of others; changes in the company's pricing and licensing models, promotional programs and product mix, all of which may impact Citrix's revenue recognition; charges in the event of the impairment of acquired assets, investments or licenses; international market readiness, execution and other risks associated with the markets for Citrix's products and services; unanticipated changes in tax rates, non-renewal of tax credits or exposure to additional tax liabilities; risks of political and social turmoil; and other risks detailed in the company's filings with the Securities and Exchange Commission. Citrix assumes no obligation to update any forward-looking information contained in this press release or with respect to the announcements described herein.

Citrix® is a trademarks or registered trademarks of Citrix Systems, Inc. and/or one or more of its subsidiaries, and may be registered in the U.S. Patent and Trademark Office and in other countries. All other trademarks and registered trademarks are property of their respective owners.

Reconciliation of Non-GAAP Financial Measures to Comparable U.S. GAAP Measures

(Unaudited)

Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release and related conference call, slide presentation or webcast to the most directly comparable GAAP financial measure. These measures differ from GAAP in that they exclude amortization primarily related to acquired intangible assets and debt discount, stock-based compensation expenses, charges associated with the Company’s restructuring program and the related tax effect of those items. The Company's basis for these adjustments is described below.

Management uses these non-GAAP measures for internal reporting and forecasting purposes, when publicly providing its business outlook, to evaluate the Company's performance and to evaluate and compensate the Company's executives. The Company has provided these non-GAAP financial measures in addition to GAAP financial results because it believes that these non-GAAP financial measures provide useful information to certain investors and financial analysts for comparison across accounting periods not influenced by certain non-cash items that are not used by management when evaluating the Company's historical and prospective financial performance. In addition, the Company has historically provided this or similar information and understands that some investors and financial analysts find this information helpful in analyzing the Company's operating margins, operating expenses and net income and comparing the Company's financial performance to that of its peer companies and competitors.

Management typically excludes the amounts described above when evaluating the Company's operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company's operating performance due to the following factors:

  The Company does not acquire businesses on a predictable cycle. The Company, therefore, believes that the presentation of non-GAAP measures that adjust for the impact of amortization and certain stock-based compensation expenses and the related tax effects that are primarily related to acquisitions, provide investors and financial analysts with a consistent basis for comparison across accounting periods and, therefore, are useful to investors and financial analysts in helping them to better understand the Company's operating results and underlying operational trends.
  Amortization costs and the related tax effects are fixed at the time of an acquisition, are then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.
  Although stock-based compensation is an important aspect of the compensation of the Company's employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.
  Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be accounted for as separate liability (debt) and equity (conversion option) components in a manner that reflects the issuer’s non-convertible debt borrowing rate. The difference between the imputed interest expense and the coupon interest expense, net of the interest amount capitalized, is excluded from management’s assessment of the company’s operating performance because management believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends.
  The charges incurred in conjunction with the Company's restructuring program, which relate to reductions in headcount are not anticipated to be ongoing costs and, thus, are outside of the normal operations of the Company's business. The Company, therefore, believes that the exclusion of these charges will better help investors and financial analysts understand the Company's operating results and underlying operational trends as compared to prior periods.

These non-GAAP financial measures are not prepared in accordance with accounting principles generally accepted in the United States ("GAAP") and may differ from the non-GAAP information used by other companies. There are significant limitations associated with the use of non-GAAP financial measures. The additional non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP (such as net income and earnings per share) and should not be considered measures of the Company's liquidity. Furthermore, the Company in the future may exclude amortization primarily related to newly acquired intangible assets and debt discount, additional charges related to its restructuring program and the related tax effects from financial measures that it releases, and the Company expects to continue to incur stock-based compensation expenses.

CITRIX SYSTEMS, INC. Non-GAAP Financial Measures Reconciliation Forward Looking Guidance (In thousands, except per share and operating margin data - unaudited)

The following tables show the non-GAAP financial measures used in this press release reconciled to the most directly comparable GAAP financial measures.

	For the Three Months Ended June 30,	For the Twelve Months Ended December 31,
	2014	2014
GAAP earnings per share – diluted	$0.18 to $0.20	$1.60 to $1.65
Add: adjustments to exclude the effects of amortization of intangible assets	0.20	0.81
Add: adjustments to exclude the effects of expenses related to stock-based compensation	0.30	1.10
Add: adjustments to exclude the effects of amortization of debt discount	0.03	0.12
Add: adjustments to exclude the effects of restructuring charges	0.03	0.09
Less: tax effects related to above items	(0.13) to (0.17)	(0.60) to (0.70)
Non-GAAP earnings per share – diluted	$0.59 to $0.61	$3.07 to $3.12

CONTACT:
Citrix Systems, Inc.
Media Relations:
Eric Armstrong, 954-267-2977
eric.armstrong@citrix.com
or
Investor Relations:
Eduardo Fleites, 954-229-5758
eduardo.fleites@citrix.com